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                                                                     EXHIBIT 8.1

                               PROSKAUER ROSE LLP
                                  1585 Broadway
                          New York, New York 10036-8299


                                                         April 10, 2002


Gray Communications Systems, Inc.
4370 Peachtree Road, NE
Atlanta, Georgia  30319

Ladies and Gentlemen:

                  We have acted as special counsel to Gray Communications Systems, Inc., a Georgia corporation (the "Company"), in connection with the Company's proposed offer to exchange (the "Exchange Offer") $180,000,000 aggregate principal amount of its 9.25% Senior Subordinated Notes due 2011 that have been registered under the Securities Act of 1933, as amended (the "Exchange Notes"), for all of its outstanding 9.25% Senior Subordinated Notes due 2011 (the "Original Notes" and, collectively with the Exchange Notes, the "Notes"). You have requested our opinion regarding certain United States federal income tax matters in connection with the Exchange Offer. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Company's Registration Statement on Form S-4 (the "Registration Statement"), as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Exchange Notes.

                  In formulating our opinion herein, we have reviewed the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In conducting this review for purposes of rendering our opinion, we have not conducted an independent investigation of any of the facts set forth in the Registration Statement and other documents, and have, consequently, relied upon the Company's representations that the information presented in these documents or otherwise furnished to us accurately represents and completely describes all material facts relevant to our opinion herein, and upon the authenticity of documents submitted to us as originals or certified copies, the accuracy of copies, the genuineness of all signatures and the legal capacity of all natural persons. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of these facts or documents.

                  Additionally, in rendering our opinion herein, we have assumed that the Exchange Offer or any other transactions described in or contemplated by any of the

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Gray Communications Systems, Inc.
April 10, 2002
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aforementioned documents have been or will be consummated
consistent with the descriptions of such transactions as set forth in the Registration Statement and in accordance with the operative documents relating to these transactions.

                  The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder (including proposed and temporary regulations) and interpretations of the foregoing as expressed in court decisions, administrative determinations and legislative history, as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect. Our opinion is not binding on the Internal Revenue Service or on the courts, and, therefore, provides no guarantee or certainty as to results. In addition, our opinion is based on certain factual representations and assumptions described herein. Any change occurring after the date hereof in, or a variation from, any of the foregoing bases for our opinion could affect the conclusion expressed below.

                  The discussion in the Registration Statement under the caption "Material U.S. Federal Income Tax Considerations" sets forth our opinion as to the material United States federal tax consequences to the United States holders described in the discussion, of the Exchange Offer and the ownership and disposition of the Notes. This opinion is based on our reliance upon the assumptions, and is subject to the limitations and qualifications, herein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Proskauer Rose LLP under the caption "Legal Matters" in the Registration Statement.

                  This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matter relating to the Company or to any investment therein, or under any other law. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in law.

                                                         Very truly yours,


                                                         /s/ Proskauer Rose LLP